EXHIBIT 3.5


Certified as a true and complete copy of the original

/s/ Nadia Christiane Lewis
------------------------------------------
For and on behalf of Company Secretary,
    The Royal Bank of Scotland
      International Limited

                 [LOGO OF JERSEY FINANCIAL SERVICES COMMISSION]

                      JERSEY FINANCIAL SERVICES COMMISSION

                          COMPANIES (JERSEY) LAW 1991

                                 CERTIFICATE OF
                               INCORPORATION OF A
                                LIMITED COMPANY

                                                         Registered Number 76199

                             I HEREBY CERTIFY THAT

                    RBS CARDS SECURITISATION FUNDING LIMITED

                 is this day incorporated as a private company
                     under the Companies (Jersey) Law 1991

Dated this 2nd day of February 2000

                                                        /s/ Roger Bignell
                                                   Deputy Registrar of Companies
                                                          Roger Bignell